                              Farmer Mac II
                  AMBS Payment Disclosure File Description


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Begin    End     Len    Format     Description
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
   1       6       6    X(6)       Pool Number
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   8      16       9    X(9)       Pool Cusip
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  18      25       8    MMDDCCYY   Distribution Date
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  27      32       6    MMCCYY     Collection Period
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  34      42       9    9V9(8)     Ending Pool Balance Factor:The factor,rounded
                                   to 8 decimal places,  equal to (a) the sum of
                                   the unpaid principal balance  of  the related
                                   loans as of end of the related     Collection
                                   Period  divided by (b) the   Original    Pool
                                   Balance
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  44      53      10    9(8)V99    Ending Pool Balance: An  amount  equal to (a)
                                   the Ending  Pool Balance Factor times (b) the
                                   Original Pool Balance
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  55      61       7    99V9(5){%} Beginning  Loan  WAC:  The  weighted  average
                                   coupon of the underlying loans as of the last
                                   day of the prior Collection Period
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  63      69       7    99V9(5)9   Ending  Loan WAC: The weighted average coupon
                            {%}    of the underlying loans as of the last day of
                                   the current Collection Period
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  71      77       7    99V9(5){%} Pass-Through Rate:  The rate equal to (a) the
                                   interest  payment  divided  by (b) the ending
                                   pool balance times (c) 12.
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  79      87       9    9V9(8)     Interest Payment Factor:  The factor, rounded
                                   to  8  decimal  places,  equal   to  (a)  the
                                   interest  payment  amount  distributed on the
                                   Distribution Date divided by (b) the Original
                                   Pool Balance
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  89      97       9    9V9(8)     Principal Payment Factor: The factor, rounded
                                   to  8   decimal  places,  equal  to  (a)  the
                                   principal  payment  amount distributed on the
                                   Distribution Date divided by (b) the Original
                                   Pool Balance
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  99     107       9    9V9(8)     Unscheduled  Prin Factor: The factor, rounded
                                   to 8 decimal places, equal to (a) the portion
                                   of   the   principal   distributed   on   the
                                   Distribution Date that is   attributable   to
                                   unscheduled  principal divided   by  (b)  the
                                   Original Pool Balance
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 109     117       9    9V9(8)     Prepayment Penalty Factor:The factor, rounded
                                   to   8  decimal  places,  equal  to  (a)  the
                                   prepayment penalty  amount distributed on the
                                   Distribution Date divided by (b) the Original
                                   Pool Balance
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 119     126       8    MMDDCCYY   Current  Loan  WAM Date: The weighted average
                                   remaining  term to maturity of the underlying
                                   loans as of the end of the Collection Period.
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 128     135       8    MMDDCCYY   Current Loan WARAT Date: The weighted average
                                   remaining amortization term of the underlying
                                   loans as of the end of the Collection Period.
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 137     139       3    999        Current  Loan WALA: The weighted average loan
                                   age (in months) of the underlying loans as of
                                   the end of the Collection Period
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 141     143       3    999        Current  Loan Count: The number of underlying
                                   loans with an unpaid  principal balance as of
                                   the end of the Collection Period.
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 145     152       8    MMDDCCYY   First Distribution Date
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 154     161       8    MMDDCCYY   Final Distribution Date:As of the Issue Date,
                                   the last expected Distribution Date.
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 163     172      10    9(8)V99    Original Pool Balance: The pool balance as of
                                   the Issue Date.
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 174     174       1    X          Payment Frequency Indicator: The frequency of
                                   pool payments, which is monthly ("M")
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 176     180       5    99V999{%}  Cut-off  Date  Loan WAC: The weighted average
                                   coupon  of  the  underlying  loans  as of the
                                   Cut-off date.
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 182     189       8    MMDDCCYY   Cut-off  Date  Loan  WAM  Date:  The weighted
                                   average maturity date of the underlying loans
                                   as of the Cut-off Date.
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 191     198       8    MMDDCCYY   Cut-off  Date  Loan  WARA  Date: The weighted
                                   average date  to  which  the underlying loans
                                   will be amortized as of the Cut-off Date.
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 200     202       3    999        Cut-off  Date Loan WALA: The weighted average
                                   loan age (in months) of the  underlying loans
                                   as of the Cut-off Date.
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 204     206       3    999        Cut-off   Date  Loan  Count:  The  number  of
                                   underlying loans as of the Cut-off Date.
--------------------------------------------------------------------------------


#A 200011 11132000 Periodic Payment Disclosure - EDG2     Ver: 01
                                              Ending Pool      Ending      Beginning    Ending     Pass      Interest     Principal
  Pool     Pool     Distribution  Collection    Balance         Pool         Loan        Loan    Through      Payment      Payment
 Number    CUSIP       Date         Period      Factor        Balance         WAC         WAC      Rate       Factor       Factor
 ------  ---------   --------     --------    ----------   --------------  --------    --------  --------   ----------   ----------
 2000-A  31315NEN0   11/15/00      9/2000     0.98047975   $67,448,643.95  9.28739      9.286     9.44214   7.83136041   0.0046432

#A 200011 11132000 Periodic Payment Disclosure - EDG2     Ver: 01
  Unscheduled   Prepayment      Current    Current    Current    Current     First          Final        Original      Payment
    Prin         Penalty         Loan       Loan       Loan       Loan    Distribution   Distibution      Pool        Frequency
   Factor         Factor       WAM Date   WARAT Date   WALA       Count       Date           Date        Balance      Indicator
  ----------    ----------     --------   ----------   ----      -------  ------------   -----------  --------------  ---------
  0.00088134        0          9/26/2018  10/12/2018   525         54       4/1/2000     12/15/2039   $68,791,470.38      M

#A 200011 11132000 Periodic Payment Disclosure - EDG2     Ver: 01
    Cut-off     Cut-off       Cut-off      Cut-off      Cut-off
   Date Loan   Date Loan     Date Loan    Date Loan    Date Loan
     WAC         WAM           WARA         WALA         Count
   --------    --------     ----------    ---------    ---------
    8.87478    8/28/2018     9/13/2018        343          54